Exhibit 5.1

IDEX Biometrics ASA

Dronning Eufemias gate 16

0191 Oslo

Norway

Our ref.: 977041/127540	Your ref:	Oslo, 18 November 2020

Attorney in charge: Carl Garmann Clausen

Re: IDEX Biometrics ASA - Registration Statement on Form F-1 - Exhibit 5.1

1.	INTRODUCTION

1.1

We have acted as Norwegian legal advisers to IDEX Biometrics ASA, a public limited company incorporated in Norway (the “Company”) in connection with the registration statement on Form F-1 (such registration statement, as amended, including the documents incorporated by reference therein, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the listing of the American Depositary Shares (“ADSs”), representing ordinary shares of nominal value NOK 0.15 each in the issued share capital of the Company (“Ordinary Shares”), on the Nasdaq Capital Market (the “Nasdaq Listing”), and (ii) the registration for resale by the Registered Holders of up to 60,000,000 ordinary shares represented by ADSs. We have taken instructions solely from the Company.

1.2	We are rendering this opinion (“Opinion”) to you in connection with the Registration Statement (as defined above).

1.3

Except as otherwise defined in this Opinion, capitalized terms used have the respective meanings given to them in the Registration Statement and headings are for ease of reference only and shall not affect interpretation.

1.4

All references to legislation in this Opinion are to the legislation of Norway unless the contrary is indicated, and any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof, as in force on the date of this letter.

2.	DOCUMENTS

For the purpose of issuing this opinion, we have examined such matters of fact and questions of law as we have considered appropriate. We have reviewed, amongst other things, the following documents:

Advokatfirmaet Ræder AS	Dronning Eufemias gate 11	T: +47 23 27 27 00	raeder.no
	P.O. Box 2944 Solli	Ent. No: 919 100 265
	N-0230 Oslo	E-mail: post@raeder.no
Norway

2.1	a copy of the Registration Statement confidentially submitted to the SEC on 14 October 2020, amended on 18 November 2020 and publicly filed with the SEC on 18 November 2020; and

2.2	the registered articles of association of the Company, adopted on 1 July 2020 and the amended, but not yet registered, articles of association dated 9 November 2020 (the “Articles”);

2.3

a Certificate of Registration (Norwegian: “Firmaattest”) (the “Certificate”) for the Company, as issued by the Norwegian Register of Business Enterprises (Norwegian: “Foretaksregisteret”) (“Company Registry”) on 25 September 2020;

2.4

copies of the minutes of a meeting of the board of directors of the Company (the “Board”) dated 13 October and 17 November 2020, approving, among other things, the Registration Statement and the registration hereof with the SEC (“Board Minutes”);

2.5	copies of the minutes of the annual general meeting of the Board dated 15 May 2020; and

2.6	copies of the minutes of the meeting of the Board dated 9 November 2020.

3.	SEARCH

In addition to examining the documents referred to in paragraph 2 (Documents), we have carried out an online search at the Company Registry, carried out at 12 noon CET on 18 November 2020 (the “Search”).

4.	OPINION

Subject to the assumptions set out in paragraph 5 (Assumption) and the scope of the opinion set out in paragraph 6 (Scope of Opinion), we are of the opinion that, as at today’s date,

a)	The Company is a public limited liability company (Norwegian: “allmennaksjeselskap”) registered and validly existing under the laws of the Kingdom of Norway; and

b)

The existing Ordinary Shares of the Company are validly issued, fully paid and non-assessable. The Board resolved on 9 November 2020 to issue 42,528,181 new shares in a private placement of shares. This resolution was passed by the Board pursuant to an authorization to issue shares granted by the annual general meeting in the Company dated 15 May 2020. The subscription price shall be paid within 20 November 2020 (or such later date as determined by the Board). Upon full payment for these new shares, registration of the associated share capital increase in the Norwegian Register of Business Enterprises, and delivery of the new shares to the subscribers in the Norwegian Central Security Depository (the “VPS”), these new shares will have been validly issued, fully paid and non-assessable.

5.	ASSUMPTIONS

In giving the opinion in this letter, we have assumed (without making enquiry or investigation) that:

5.1

all signatures, stamps and seals on all documents are genuine. All original documents are complete, authentic and up-to-date, and all documents submitted to us as a copy (whether by email or otherwise) are complete and accurate and conform to the original documents of which they are copies and that no amendments (whether oral, in writing or by conduct of the parties) have been made to any of the documents since they were examined by us;

5.2	all documents, authorizations, powers and authorities provided to us remain in full force and effect and have not been amended or affected by any subsequent action not disclosed to us;

5.3	the Articles remain in full force and effect as at the date of this letter;

5.4	that there are no provisions of the laws of any jurisdiction (other than Norway) that would have any adverse implications in relation to the opinions expressed herein;

Advokatfirmaet Ræder AS	Page 2 of 4

5.5

the information set out in the Company Registry is true, correct and complete as of the date of this Opinion and all documents, forms and notices which should have been delivered to the Company Registry in respect of the Company have been so delivered;

5.6

the information revealed by the Search is true, accurate, complete and up-to-date in all respects, and there is no information which should have been disclosed by the Search that has not been disclosed for any reason and there has been no alteration in the status or condition of the Company since the date and time that the Search was made; and

5.7	in rendering this Opinion we have relied on certain matters of information obtained from the Company and other sources reasonably believed by us to be credible.

6.	SCOPE OF OPINION

6.1	The Opinion given in this letter is limited to Norwegian law as it would be applied by Norwegian courts.

6.2	We express no opinion in this letter on the laws of any other jurisdiction. We have not investigated the laws of any country other than Norway.

6.3	We express no opinion as to any agreement, instrument or other document other than as specified in this letter.

6.4

We have not been responsible for investigating or verifying the accuracy of the facts or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this letter, or that no material facts have been omitted therefrom.

6.5

The Opinion given in this letter is given on the basis of each of the assumptions set out in paragraph 5 (Assumptions) to this letter. The Opinion given in this letter is strictly limited to the matters stated in paragraph 4 (Opinion) and does not extend, and should not be read as extending, by implication or otherwise, to any other matters.

6.7

This Opinion only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this Opinion to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this Opinion which would alter the Opinion given in this letter.

6.8

This letter, the opinion given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinion given in it, are governed by and shall be construed in accordance with Norwegian law as at the date of this letter.

6.9	We express no opinion as to matters of fact.

6.10

We have not been responsible for investigation or verification of statements of fact (including statements as to foreign law) or the reasonableness of any statements of opinion in the Registration Statement, or that no material facts have been omitted therefrom.

Advokatfirmaet Ræder AS	Page 3 of 4

7.	REGISTRATION STATEMENT

We consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Yours sincerely

Advokatfirmaet Ræder AS

/s/ Carl Garmann Clausen	/s/ Kyrre W. Kielland
Carl Garmann Clausen	Kyrre W. Kielland
Partner	Partner
cgc@raeder.no	kwk@raeder.no

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